ASSUMPTION AGREEMENT


AGREEMENT made as of April 26, 2003 between GOLDMAN, SACHS & CO. ("GS&Co.") and
 GOLDMAN SACHS ASSET MANAGEMENT, L.P. ("GSAM LP"), each a wholly-owned direct and indirect subsidiary of THE GOLDMAN SACHS GROUP, INC.

WHEREAS, Goldman Sachs Trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, GS&Co. has been previously appointed as investment adviser to the Goldman Sachs Core Fixed Income Fund (the "Fund") of the Trust pursuant to an Investment Management Agreement dated April 30, 1997 (the "Investment Management Agreement"); and

WHEREAS, GS&Co. and GSAM LP intend that GSAM LP act as investment adviser with respect to the Fund pursuant to the Investment Management Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. GSAM LP hereby assumes all rights and obligations of GS&Co. under the Investment Management Agreement with respect to the Fund.
2. GS&Co. and GSAM LP hereby represent that after the assumption referred to above: (a) the management personnel of GS&Co. responsible for providing investment advisory services to the Fund under the Investment Management Agreement, including the portfolio managers and the supervisory personnel, will provide the same services for the Fund as officers or employees of GSAM LP; and
(b) both GS&Co. and GSAM LP will be wholly-owned direct and indirect subsidiaries of The Goldman Sachs Group, Inc. Consequently, GS&Co. and GSAM LP believe that the assumption effected by this Agreement does not involve a change in actual control or actual management with respect to the investment adviser for the Fund. 3. GSAM LP is hereby bound by all of the terms of the Investment Management Agreement, which will continue in full force and effect with respect to GSAM LP.


IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



Attest:S/ Deborah Farrell                        GOLDMAN, SACHS & CO.


By:   S/ Amy Curran
(Authorized Officer)

Name:  Amy Curran __________________


Title:Vice President ________________


Attest:S. Deborah Farrell                        GOLDMAN SACHS ASSET
MANAGEMENT, L.P.


By:S/ Howard  Surloff
(Authorized Officer)

Name:Howard Surloff  _______________


Title:Managing Director     ___________



Acknowledged and Accepted as of the Date
First Set Forth Above:

GOLDMAN SACHS TRUST


By:            S/ Peter Fortner


Name:       _Peter Fortner  __________________


Title:         _Assistant Treasurer______________

ASSUMPTION AGREEMENT


AGREEMENT made as of April 26, 2003 between GOLDMAN, SACHS & CO. ("GS&Co.") and
 GOLDMAN SACHS ASSET MANAGEMENT, L.P. ("GSAM LP"), each a wholly-owned direct and indirect subsidiary of THE GOLDMAN SACHS GROUP, INC.

WHEREAS, Goldman Sachs Trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, GS&Co. has been previously appointed as investment adviser to the Goldman Sachs Government Income Fund, Goldman Sachs Municipal Income Fund, Goldman Sachs High Yield Fund, Goldman Sachs High Yield Municipal Fund, Goldman Sachs Enhanced Income Fund, Goldman Sachs Balanced Fund, Goldman Sachs Growth and Income Fund, Goldman Sachs CORE Large Cap Value Fund, Goldman Sachs CORE Large Cap Growth Fund, Goldman Sachs CORE Small Cap Equity Fund, Goldman Sachs CORE International Equity Fund, Goldman Sachs CORE Tax-Managed Equity Fund, Goldman Sachs Mid Cap Value Fund, Goldman Sachs Small Cap Value Fund, Goldman Sachs Real Estate Securities Fund, Goldman Sachs Strategic Growth Fund, Goldman Sachs Growth Opportunities Fund, Goldman Sachs Internet Tollkeeper Fund, Goldman Sachs Large Cap Value Fund, Goldman Sachs Research Select Fund, Goldman Sachs Concentrated Growth Fund, Goldman Sachs-Financial Square Prime Obligations Fund, Goldman Sachs - Financial Square Money Market Fund, Goldman Sachs - Financial Square Treasury Obligations Fund, Goldman Sachs - Financial Square Treasury Instruments Fund, Goldman Sachs - Financial Square Government Fund, Goldman Sachs - Financial Square Federal Fund, Goldman Sachs - Financial Square Tax-Free Money Market Fund and Cash Portfolio (the "Funds") of the Trust pursuant to an Investment Management Agreement originally dated April 30, 1997 (the "Investment Management Agreement"); and

WHEREAS, GS&Co. and GSAM LP intend that GSAM LP act as investment adviser with respect to the Funds pursuant to the Investment Management Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

4. GSAM LP hereby assumes all rights and obligations of GS&Co. under the Investment Management Agreement with respect to each of the Funds.
5. GS&Co. and GSAM LP hereby represent that after the assumption referred to above: (a) the management personnel of GS&Co. responsible for providing investment advisory services to the Funds under the Investment Management Agreement, including the portfolio managers and the supervisory personnel, will provide the same services for the Funds as officers or employees of GSAM LP; and
(b) both GS&Co. and GSAM LP will be wholly-owned direct and indirect subsidiaries of The Goldman Sachs Group, Inc. Consequently, GS&Co. and GSAM LP believe that the assumption effected by this Agreement does not involve a change in actual control or actual management with respect to the investment adviser for the Funds. 6. GSAM LP is hereby bound by all of the terms of the Investment Management Agreement, which will continue in full force and effect with respect to GSAM LP. IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:S/ Deborah FarrellGOLDMAN, SACHS & CO.


By:S/ Amy Curran
(Authorized Officer)

Name:Amy Curran __________________

Title:Vice President ________________


Attest:S. Deborah FarrellGOLDMAN SACHS ASSET
MANAGEMENT, L.P.

By:S/ Howard  Surloff
(Authorized Officer)

Name:Howard Surloff  _______________

Title:Managing Director     ___________



Acknowledged and Accepted as of the Date
First Set Forth Above:

GOLDMAN SACHS TRUST

By: S/ Peter Fortner

Name:_Peter Fortner  __________________

Title:_Assistant Treasurer______________

ASSUMPTION AGREEMENT


AGREEMENT made as of April 26, 2003 between GOLDMAN, SACHS & CO. ("GS&Co.") and
 GOLDMAN SACHS ASSET MANAGEMENT, L.P. ("GSAM LP"), each a wholly-owned direct and indirect subsidiary of THE GOLDMAN SACHS GROUP, INC.

WHEREAS, Goldman Sachs Trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, GS&Co. has been previously appointed as investment adviser to the Goldman Sachs Short-Duration Tax-Free Fund (the "Fund") of the Trust pursuant to an Investment Management Agreement dated April 30, 1997 (the "Investment Management Agreement"); and

WHEREAS, GS&Co. and GSAM LP intend that GSAM LP act as investment adviser with respect to the Fund pursuant to the Investment Management Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

7. GSAM LP hereby assumes all rights and obligations of GS&Co. under the Investment Management Agreement with respect to the Fund.
8. GS&Co. and GSAM LP hereby represent that after the assumption referred to above: (a) the management personnel of GS&Co. responsible for providing investment advisory services to the Fund under the Investment Management Agreement, including the portfolio managers and the supervisory personnel, will provide the same services for the Fund as officers or employees of GSAM LP; and
(b) both GS&Co. and GSAM LP will be wholly-owned direct and indirect subsidiaries of The Goldman Sachs Group, Inc. Consequently, GS&Co. and GSAM LP believe that the assumption effected by this Agreement does not involve a change in actual control or actual management with respect to the investment adviser for the Fund. 9. GSAM LP is hereby bound by all of the terms of the Investment Management Agreement, which will continue in full force and effect with respect to GSAM LP.


IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



Attest:S/ Deborah Farrell GOLDMAN, SACHS & CO.


By:S/ Amy Curran
(Authorized Officer)

Name:Amy Curran __________________

Title:Vice President ________________


Attest:S. Deborah Farrell GOLDMAN SACHS ASSET
MANAGEMENT, L.P.

By:S/ Howard  Surloff
(Authorized Officer)

Name:Howard Surloff  _______________

Title:Managing Director     ___________



Acknowledged and Accepted as of the Date
First Set Forth Above:

GOLDMAN SACHS TRUST

By: S/ Peter Fortner

Name:_Peter Fortner  __________________

Title:_Assistant Treasurer______________

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